UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2015

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Regal Entertainment Group (the “Company”) approved an increase in the base salaries for fiscal 2015 for the Company’s named executive officers.

In adopting these increases, the Committee considered a compensation study prepared by AON Hewitt.  The study considered the compensation practices and competitive market for executives at companies with which the Company competes for executive talent and also evaluated data related to the Company’s peer group compensation.  The competitive market information and peer group study indicated that the total compensation levels, including base salaries, of the Company’s named executive officers are below desired market positioning levels.  Based on this information, the Committee approved the following base salaries for fiscal 2015.

Name and Principal Positions	Fiscal 2015 Salary
Amy E. Miles, Chief Executive Officer (Principal Executive Officer)	$995,000
Gregory W. Dunn, President and Chief Operating Officer	$595,000
David H. Ownby, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$550,000
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$490,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: January 9, 2015	By:	/s/ Peter B. Brandow
		Name:	Peter B. Brandow
		Title:	Executive Vice President, General Counsel and Secretary